                                                                    EXHIBIT 3.1.



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              TRANS-LUX CORPORATION


                It is hereby certified that:

                1. The present name of the corporation is TRANS-LUX CORPORATION. The name under which the corporation was originally incorporated is AMERICAN LUX PRODUCTS CORPORATION; and the date of filing the original Certificate of Incorporation with the Secretary of State of the State of Delaware, is the 5th day of February, 1920.

                2. The provisions of the Certificate of Incorporation of the corporation, as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of TRANS-LUX CORPORATION, without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

                3. The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              TRANS-LUX CORPORATION


                FIRST: The name of this corporation is TRANS-LUX CORPORATION.

                SECOND: Its principal office in the State of Delaware is to be located at l0l3 Centre Road, in the City of Wilmington, County of New Castle, Delaware, and the name and address of its resident agent is The Prentice-Hall Corporation System, Inc. of l0l3 Centre Road in the City of Wilmington, County of New Castle, Delaware.

                THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all of the things herein mentioned, and in any part of the world, as fully and to the same extent as natural persons might or could do, viz:

                                  (1) To manufacture, buy, sell, exchange, hire,
lease and otherwise deal with and deal in moving picture screens and moving picture supplies of all kinds and descriptions whatsoever, for either moving or stationary pictures.

                                  (2) To manufacture, buy, sell, exchange, hire,
and lease goods, wares and merchandise, products and articles, substances and things of every kind, nature and description.

                                  (3) To build, purchase, or otherwise acquire,
develop, install, lease, rent, charter, own, manage, operate, use, mortgage, pledge or otherwise encumber, sell, lease, exchange or otherwise handle, deal with or dispose of real property, improved or unimproved, manufacturing plants, stores, warehouses and other buildings, docks, vessels, transportation facilities of every sort, with all equipment and other property, real, personal or mixed, deemed by the corporation to be necessary or advisable for its purposes.

                                  (4) To apply for, obtain, register, purchase,
lease or otherwise acquire and hold, own, use, operate, introduce, sell, assign, or otherwise dispose of and deal with any and all licenses, easements, trademarks, trade names, brands and distinctive marks, and rights analogous thereto, concessions, copyrights and patent rights, whether issued or applied for or not, and all inventions, improvements, formulae, information, and processes used in connection with or secured under letters patent of the United States or elsewhere or otherwise; and to use, exercise, develop, grant licenses in respect of, or otherwise turn to account, any thereof, and, with a view to the working and development of the same, carry on any lawful business whatsoever, whether manufacturing or otherwise, which the corporation may deem calculated directly or indirectly to accomplish its objects or any of them.

                                  (5) To make, purchase, or otherwise acquire,
deal in, enter into and perform, contracts of every sort and kind in connection with the business and powers herein stated with any individual, firm, association or corporation (private, public, quasi-public, or municipal) and with the government of the United States, or of any state, territory, colony, or other sub-division or possession thereof, or of any foreign government, state, territory, colony, or other sub-division or possession thereof.

                                  (6) To acquire, for the purposes herein set
forth, the whole or any part of the assets, business, goodwill, inventions, formulae, process, contracts, bills, notes and accounts receivable, rights and property of all kinds, and to undertake and assume the whole or any part of the liabilities of any person, firm, association or corporation within the limits of law, and to pay for the same and/or for any other property, real or personal, which the corporation may acquire, in cash, stock of this corporation of any class or classes, bonds or otherwise; to hold, own, mortgage, pledge, encumber, use, operate, develop, manage, hire, lease, rent, assign, transfer, exchange, trade and deal in and with, sell and convey, or in any manner dispose of, the whole or any part of the property so acquired; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

                                  (7) To purchase, or otherwise acquire, hold,
own, sell, guarantee the payment of dividends upon, assign, transfer, deliver, mortgage, pledge or otherwise encumber or dispose of shares of the capital stock, or voting trust certificates or other certificates issued in respect of the shares of the capital stock, of any class, either of this corporation or of other corporations or associations, organized or existing under the laws of the State of Delaware, or of any other state, territory, district, colony or dependency of the United States of America or of any foreign country provided, however, that the corporation shall not use its funds or property for the purchase of shares of its own capital stock when such use would cause any impairment of its capital, to purchase, or otherwise acquire, hold, own, sell, assign, transfer, deliver, endorse, guarantee, protect, and assist in the performance and payment of, mortgage, pledge, or otherwise encumber or dispose of notes, bonds, debentures or other securities, obligations or evidences of indebtedness, both principal and interest, or contracts issued, created or entered into by, or any claims against, any person, partnership, firm, corporation or association, organized or existing under the laws of the State of Delaware or of any other state, territory, district, colony, or dependency of the United States of America or of any foreign country; to issue and deliver shares of the capital stock of any class, bonds or other obligations of this corporation in exchange for any stock, voting trust or other certificates, or for any such bonds, notes, debentures, securities, obligations, contracts, evidences of indebtedness or claims; and while the owner or holder of such shares of stock, voting trust or other certificates, bonds, notes, debentures, securities, obligations, contracts, evidences of indebtedness or claims, to possess and exercise in respect thereof any and all of the rights, powers, and privileges of ownership, including the right to vote upon or in respect thereof in person or by proxy provided, however, that the shares of the corporation's capital stock belonging to it shall not be voted upon directly or indirectly, and upon a distribution of the assets or a division of the profits of this corporation, to distribute any such shares of stock, voting trust or other certificates, bonds, notes, debentures, securities, obligations, contracts, evidences of indebtedness or claims, or the proceeds thereof, among the holders of the stock of this corporation in accordance with their respective interests; to aid, in any manner, any corporation, association, person, partnership or firm, the stock, bonds, obligations, voting trust or other certificates, notes, debentures, securities, contracts, evidences of indebtedness or claims of or against which, or any part thereof, are held or are in any manner endorsed or guaranteed by this corporation, or in which this corporation is directly or indirectly interested, and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stocks, certificates, bond, obligations, notes, debentures, securities, contracts, evidences of indebtedness or claims, and to do any acts or things designed for any such purpose.

                                  (8) To borrow money and to issue, sell or
pledge or otherwise encumber bonds, notes, debentures or other evidences of indebtedness of this corporation of any character, to such amount and in such denominations and on such terms as the Board of Directors may determine, subject to the other provisions of this certificate of incorporation, and, to secure the repayment of said money and the performance of the obligation entered into under said bonds, notes, debentures and other evidences of indebtedness and the performance of the covenants, agreements and conditions in any instrument given to secure the same, by pledge, mortgage, deed of trust, assignment in trust, or other encumbrances upon any or all of the property of the corporation, real, personal or mixed, or otherwise, or, if deemed advisable by mortgage of its good will or of some or all of the franchises of the corporation in such manner as may be allowed by law; to draw, make, accept, endorse, take, invest in, purchase or otherwise acquire, hold, own, execute, issue, sell and dispose of, trade and deal in, mortgage, pledge, assign, transfer, and otherwise handle promissory notes, drafts, acceptances, warrants, debentures, checks and other negotiable, non-negotiable, transferable or non-transferable instruments or other evidences of indebtedness, and choses in action.

                                  (9) To organize subsidiary corporations and to
convey and assign all or any part of its assets to any such subsidiary corporation or corporations in exchange for shares of the capital stock or other securities of such subsidiary corporation or corporations.

                                  (10) To carry on the above and any other
business and exercise the above powers in any part of the world, and to do any and all things which may seem to the corporation capable of being conveniently carried on or done in connection with the objects herein set forth, or any of them, or calculated directly or indirectly to develop the corporation's business, or to enhance the value of the corporation's property or rights not forbidden by the laws of the State of Delaware; and to do all or any of the above things in any part of the world, as principal, agent, contractor, consignee, factor, broker, trustee, or otherwise, and by and through trustees, agents, contractors, consignees, factors, brokers, or otherwise and either alone or in conjunction with other individuals, firms, associations, or corporations.

                         The objects and purposes specified herein shall, except
where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this certificate of incorporation. The objects, purposes and powers specified in each of the clauses or paragraphs in this certificate of incorporation shall be regarded as independent objects, purposes and powers.

                         The foregoing shall be construed both as objects,
purposes and powers and the enumeration thereof shall not be held to limit or restrict in any manner the lawful powers of this corporation.

                FOURTH: The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 10,000,000, consisting of 5,500,000 shares of Common Stock having a par value of $1.00 per share, 3,000,000 shares of Class A Stock having a par value of $1.00 per share, 1,000,000 shares of Class B Stock having a par value of $1.00 per share, and 500,000 shares of Preferred Stock having a par value of $1.00 per share.

                The powers, preferences and the relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof, which are not fixed by this Certificate of Incorporation, are as follows:

        A.      Common Stock, Class A Stock And Class B Stock

                I. Dividends, etc. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Common Stock, Class A Stock and Class B Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that in the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class A Stock in an amount per share of Class A Stock equal to 110% of the amount of the cash dividends paid on each share of the Common Stock (rounded up, if necessary to the nearest one-hundredth of a cent) and on Class B Stock in an amount per share of Class B Stock equal to 90% of the amount of the cash dividends paid on each share of the Common Stock (rounded down, if necessary, to the nearest one-hundredth of a cent), and provided that in no event shall dividends and other distributions be paid on any of the Common Stock, Class A Stock and Class B Stock unless the other such classes of stock also receive dividends subject to the above provisions for the requirement of the respective higher cash dividends for Class A Stock and Common Stock, and provided, further, that in the case of dividends or other distributions payable in stock of the Corporation other than

Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Preferred Stock, which occur after the initial issuance of shares of Class A Stock and Class B Stock by the Corporation, except as specifically provided herein, only shares of Common Stock shall be distributed with respect to Common Stock, only shares of Class A Stock in an amount per share equal to the amount per share paid with respect to the Common Stock shall be distributed with respect to the Class A Stock and only shares of Class B Stock in an amount per share equal to the amount per share paid with respect to the Common Stock shall be distributed with respect to Class B Stock, except that the Board of Directors may declare a distribution of Class A Stock proportionately to all holders of Common Stock, Class A Stock and Class B Stock, and that, in the case of any combination or reclassification of the Common Stock, the shares of Class A Stock and Class B Stock shall also be combined or reclassified, so that the number of shares of Class A Stock and Class B Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares of Class A Stock and Class B Stock outstanding immediately prior to such combination or reclassification as the number of shares of Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Common Stock outstanding immediately prior to such combination or reclassification.

                II. Voting: (a) At every meeting of the stockholders every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock, standing in his name on the transfer books of the Corporation and every holder of Class B Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Stock standing in his name on the transfer books of the Corporation subject to the following provisions:

                (i) The holders of the Common Stock, voting separately as a class, shall have the right at each meeting of stockholders with respect to election of directors following the filing of this Certificate of Amendment, to elect such number of directors who, together with all other directors previously elected by the holders of Common Stock (the "Common Stock Directors") and whose terms are not expiring at such meeting, constitute twenty-five percent (25%) of the total number of directors of the entire Board of Directors. Such right to elect directors shall be in accordance with this Certificate of Incorporation and the By-Laws of the Corporation in effect from time to time. The remaining directors of the Board of Directors shall be elected by the holders of Class B Stock voting separately as a class. In the event that twenty-five percent (25%) of the number of directors so fixed at any time is not a whole number, the number of Common Stock Directors shall be rounded up to the nearest whole number. Notwithstanding the foregoing, in no event shall the Common Stock Directors constitute more than twenty-five percent (25%) (or the next highest whole number) of the entire Board of Directors and, in the event that on the record date of any stockholder meeting with respect to the election of directors the number of Common Stock Directors whose terms are not expiring at such stockholder meeting, constitute at least twenty-five percent (25%) of the entire Board of Directors, the holders of Common Stock shall have no vote in the election of directors at such meeting and no Common Stock Directors shall be elected at such meeting.

                (ii) If on the record date of any stockholder meeting with respect to the election of directors the number of shares of Class B Stock which is issued and outstanding is less than twelve-and-a-half percent (12-l/2%) of the total number of shares of Common Stock and Class B Stock which is issued and outstanding, the holders of the Common Stock shall vote separately as a class to elect twenty-five percent (25%) of the directors to be elected in the manner specified in Paragraph A II

(a)(i) of this Article FOURTH, and shall also be entitled to vote in the election of the remaining directors to be elected, together with the holders of the Class B Stock, voting, for this purpose as one class, with each share of Common Stock entitled to one (1) vote and each share of Class B Stock entitled to ten (10) votes.

                (iii) In the event that the continued listing for trading of the Corporation's Common Stock on the American Stock Exchange no longer requires twenty-five percent (25%) of the number of directors to be elected by the holders of the Common Stock in the manner specified in Paragraph A II (a)(i) and
(ii) of this Article FOURTH, then such right of the holders of Common Stock to elect twenty-five percent (25%) of the number of directors shall cease and at all elections of directors following such change, the Common Stock and Class B Stock shall vote in the election of directors as one class, with each share of Common Stock entitled to one (1) vote and each share of Class B Stock entitled to ten (10) votes.

                (iv) The holders of Class A Stock shall not be entitled to vote at any meeting of the stockholders or otherwise, except as may be specifically required by applicable law.

        (b) The provisions of this Article FOURTH of the Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of a voting majority of the shares of the Common Stock and of a voting majority of the shares of the Class B Stock, each voting separately as a class.

        (c) The Corporation may not effect or consummate:

                (1) any merger or consolidation of the Corporation with or into any other corporation;

                (2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person; or

                (3) any dissolution of the Corporation, unless and until such transaction is authorized by the vote, if any, required by Articles NINTH and TWELFTH of this Certificate of Incorporation and by Delaware law; and unless and until such transaction is authorized by a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class, but the foregoing shall not apply to any merger or other transaction described in the preceding subparagraphs (1) and (2) if the other party to the merger or other transaction is a Subsidiary of the Corporation.

                For purposes of this paragraph (c) a "Subsidiary" is any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Corporation; and a "person" is any individual, partnership, corporation or entity.

                (d) Following the initial issuance of shares of Class B Stock, the Corporation may not effect the issuance of any additional shares of Class B Stock (except in amounts per share equal to the amount of Common Stock per share paid with respect to the Common Stock in connection with stock splits and stock dividends) unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Common Stock and by the holders of a majority of the voting power of Class B Stock entitled to vote, each voting separately as a class.

                (e) Every reference in this Certificate of Incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.

                (f) Except as may be otherwise required by law or by this Article FOURTH, the holders of Common Stock and Class B Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

        III.  Transfer.

                (a) No person holding shares of Class B Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Stock, as Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee and any attempted transfer of shares not permitted hereunder shall be converted into Common Stock as provided by subsection (d) of this Section III. A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Stock:

                (i) In the case of a Class B Holder who is a natural person;

                (A) The spouse of such Class B Holder and any lineal ancestor and descendant of such spouse, any lineal ancestor or descendant of such Class B Holder's parents, including adopted children and any spouse of such lineal descendant or ancestor and such spouse's lineal ancestors and descendants (which ancestors and descendants, their spouses and any lineal ancestors and descendants of such spouse, the

Class B Holder, and his or her spouse are herein collectively referred to as "Class B Holder's Family Members");

                         (B) The trustee of a trust (including a voting trust)
principally for the benefit of such Class B Holder, such Class B Holder's Family Members and/or one or more of his or her other Permitted Transferees described in each subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Family Members;

                         (C) A corporation if a majority of the beneficial
ownership of outstanding capital stock of such corporation which is entitled to vote for the election of directors is owned by, or a partnership if a majority of the beneficial ownership of the partnership is held by, the Class B Holder or his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

                         (D) The estate of such Class B Holder.

                (ii) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than a trust described in clause (iii) below), "Permitted Transferee" means (A) any person transferring Class B Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause (i) above.

                (iii) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust which was irrevocable on the record date (hereinafter in this Section III called the "Record Date") for determining the persons to whom the Class B Stock is first issued by the Corporation, "Permitted Transferee" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to clause (i) above.

                (iv) In the case of a Class B Holder which is a corporation or partnership acquiring record and beneficial ownership of the shares of Class B Stock in question upon its initial issuance by the Corporation, "Permitted Transferee" means (A) any partner of such partnership, or stockholder of such corporation, on the Record Date, (B) any person transferring such shares of Class B Stock to such corporation or partnership, and (C) any Permitted Transferee of any such person, partner, or stockholder referred to in subclauses
(A) and (B) of this clause (iv), determined under clause (i) above.

                (v) In the case of a Class B Holder which is a corporation or partnership (other than a corporation or partnership described in clause (iv) above) holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means (A) any person transferring such shares of Class B Stock to such corporation or partnership and (B) any Permitted Transferee of any such transferor determined under clause (i) above.

                (vi) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause
(i), (ii), (iii), (iv) or (v) above, as the case may be.

                (b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's share of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section III. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

                (c) For purposes of this Section III:

                (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                (ii) Each joint owner of shares of Class B Stock shall be considered a "Class B Holder" of such shares.

                (iii) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

                (iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.

                (v) Without derogating from the election conferred upon the Corporation pursuant to subclause (C) of clause (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

                (d) Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock or is a Permitted Transferee.

                (e) At any time when the number of outstanding shares of Class B Stock as reflected on the stock transfer books of the Corporation falls below 5% of the aggregate number of the issued and outstanding shares of the Common Stock and Class B Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Class B Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

                (f) Shares of Class B Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Stock the restrictions on transfer and registration of transfer imposed by this Section III.

                IV. Conversion Rights.

                (a) Subject to the terms and conditions of this Section IV, all outstanding shares of Class A Stock shall be converted into fully paid and nonassessable shares of Common Stock, immediately and without any action on the part of the holder of such stock, in the event the Class B Stock is converted into Common Stock in accordance with the provisions of subsection (e) of Section III of this Article Fourth. Upon conversion, the shares of Common Stock issued shall be subject to the same dividends or distributions theretofore declared but not paid or issued on the Class A Stock immediately prior to conversion but the Corporation shall not make any payment or adjustment on account of any dividends or distributions declared but not paid or issued on the Common Stock on such conversion. In the event of such conversion, certificates formerly representing shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

                (b) Subject to the terms and conditions of this Section IV, each share of Class B Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one (1) fully paid and nonassessable share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Class B Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank) (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Stock in accordance with the terms of this Section IV, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Stock and the Corporation, whereby the holder of such Class B Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Subject to the provisions of subsection (d) of this
Section IV, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                (c) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                (d) The Corporation shall not be required to convert Class B Stock and no surrender of Class B Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Stock was surrendered.

                (e) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class A Stock and Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Stock and Class B Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class A Stock and Class B Stock, will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights.

                V. Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the amount fixed and determined by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred Stock, plus an amount equal to all dividends accrued and unpaid on shares of such series to the date fixed for distribution, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock, Class A Stock and Class B Stock (considered for this purpose as one class). If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed among such holders, first in the order of their respective preferences, and second, as to such holders who are next entitled to such assets and who rank equally with regard to such assets, ratably in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section V. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section V.

        B.      Preferred Stock.

                The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the General Corporation Law of Delaware, to establish the number of shares to be included in each such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                (a) The number of shares constituting that series and the distinctive designations of that series;

                (b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                (c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                (d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                (e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

                (h) Any other relative rights, preferences and limitations of that series.

                Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the dividend period.

                Any and all such shares issued, and for which the full consideration has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

        C.      Authorized Shares of Capital Stock.

                Except as may be provided in the terms and conditions fixed by the Board of Directors for any series of Preferred Stock, and in addition to any other vote that may be required by statute, stock exchange regulations, this Certificate of Incorporation or any amendment hereof, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote. In the event no shares of Class A Stock are outstanding five years from the date of authorization by the stockholders, the Board of Directors may at any time thereafter retire and thereby eliminate the Class A Stock from the certificate of incorporation and reduce accordingly the number of authorized shares of capital stock of the Corporation.

                3. The capital of the Corporation will not be reduced under or by reason of any amendment hereinafter certified.

                FIFTH: The name and place of residence of each of the original subscribers to the capital stock of the corporation and the number of shares subscribed for by each are as follows:

                                                                             NUMBER SHARES
        NAME                                RESIDENCE                           COMMON
        ----                                ---------                        -------------
T. L. Croteau                        Wilmington, Delaware                          4

A. Bruce                             Wilmington, Delaware                          4

S. E. Dill                           Wilmington, Delaware                          2

                SIXTH: The corporation is to have perpetual existence.

                SEVENTH: The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

                EIGHTH: The number of directors of the corporation shall be such number no less than five (5) and no greater than fifteen (15) as shall be fixed by the by-laws and may be altered from time to time as may be prescribed in the by-laws. In case of any increase in the number of directors, the additional directors may be elected, as provided in the by-laws, by the Board of Directors, or, at any meeting of the stockholders, by the stockholders entitled to vote thereat. Directors need not be stockholders.

                Directors shall be divided into three classes, each class to be determined by the directors prior to the election of a particular class. In the event that at any time or from time to time the number of directors is increased, the newly created directorships resulting therefrom shall be filled by a vote of the majority of the directors in office immediately prior to such increase, and directors so elected shall serve until the term of the class to which they are assigned expires. Vacancies in any class of directors shall be filled by the vote of the remaining directors, and directors so elected shall serve until the term of such class expires. At the 1974 Annual Meeting of Stockholders, Class A directors shall be elected to a term of three years, Class B directors to a term of two years, and Class C directors to a term of one year; and at each subsequent annual meeting, the successors to directors whose terms shall expire that year shall be elected to a term of three years.

                NINTH: (1) Except as set forth in Part (2) of this Article, the affirmative vote of four-fifths (4/5) of the outstanding stock entitled to vote in elections of directors (considered for this purpose as one class) shall be required for:

                         (a) any merger or consolidation to which the
corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

                         (b) any sale or other disposition by the corporation,
or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;

                         (c) any purchase or other acquisition by the
corporation, or any of its subsidiaries, of all or substantially all of the assets of an Interested Person; or

                         (d) any other transaction with an Interested Person
which requires the approval of the stockholders of the corporation under the Delaware Corporation Law.

                (2) The provisions of Part (1) of this Article shall not be applicable to any transaction described therein, if such transaction is approved by resolution of the Board of Directors of the corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the later of (i) the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person or (ii) February 26, 1974.

                (3) As used in this Article, the term "Interested Person" shall mean any person, firm or corporation, or any group thereof, whether acting singly or in concert, which owns of record or beneficially, directly or indirectly, ten (10%) percent or more of any class of voting securities of the corporation. As used in this Article the term "Interested Person" shall include, in addition to an Interested Person, any person directly or indirectly controlling or controlled by the Interested Person, or any person under direct or indirect common control with the Interested Person.

                (4) For purposes of this Article, the Board of Directors shall have the power to determine, on the basis of information known to the Board, if and when there is an Interested Person. Any such determination shall be conclusive and binding for all purposes of this Article.

                TENTH: In addition to any other vote that may be required by statute, stock exchange regulations, this Certificate of Incorporation or any amendment hereof, or the by-laws of the corporation, the vote of the holders of four-fifths of all classes of stock of the corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal Article EIGHTH, Article NINTH or this Article TENTH of this Certificate of Incorporation.

                ELEVENTH: No holder of stock of the corporation of whatsoever class shall have any pre-emptive right of subscription of any shares of any class of the stock of the corporation, at any time issued or sold, or to any obligations convertible into such stock, or any right of subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may determine and any shares of stock, or obligations convertible into such stock, which the Board of Directors may determine to offer for subscription may be offered to any class of stock to the exclusion of the other.

                         The common stock of the corporation without nominal or
par value may be issued, from time to time, for such consideration as may be fixed, from time to time, by the Board of Directors of the corporation.

                         In furtherance and not in limitation of the powers
conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

                         To make and alter the by-laws of the corporation
subject to the power of the stockholders, at the time entitled to vote, to alter or repeal by-laws made by the Board of Directors;

                         To fix the amount to be reserved as working capital
and, subject to the other provisions of this certificate of incorporation, to authorize and cause to be executed mortgages and liens upon the property and franchises of the corporation;

                         If a resolution passed by majority of the whole board
so provide, to designate two or more of their number to constitute an executive committee, which committee shall for the time being, to the extent provided in said resolution or in the by-laws of the corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation and have power to authorize the seal of the corporation to be affixed to all papers which may require it;

                         From time to time to determine whether, to what extent,
at what times and places and under what conditions and regulations the books and accounts of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

                         If the by-laws so provide, the stockholders and
directors shall have power to hold their meetings, to have an office or offices and to keep the books of the corporation (subject to the provisions of the statutes of the State of Delaware) outside of the State of Delaware at such places as may from time to time be designated by them, whether within or without the United States of America.

                         The corporation may in its by-laws confer powers
additional to the foregoing upon the directors, in addition to the powers and authority expressly conferred upon them by law.

                         No contract or other transaction between the
corporation and any other corporation and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors of or officers of, such other corporation; any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                TWELFTH: The following provisions shall apply in addition to any other affirmative vote required by law or this certificate of incorporation:

                                    SECTION I

                          CERTAIN BUSINESS COMBINATIONS

                The affirmative vote of the holders of not less than four-fifths (4/5) of the outstanding shares of Voting Stock (as hereinafter defined) held by stockholders other than the Acquiring Person (as hereinafter defined) with which or by or on whose behalf, directly or indirectly, a Business Combination (as hereinafter defined) is proposed, voting as a single class, shall be required for the approval or authorization of such Business Combination. Notwithstanding the foregoing, the four-fifths voting requirement shall not be applicable if such Business Combination is approved by the corporation's Board of Directors prior to the Acquiring Person becoming such or if the cash or fair market value of the property, securities or other consideration to be received per share by holders of shares of each class of Voting Stock in such Business Combination as of the date of consummation thereof is an amount not less than the higher of (a) the Highest Per Share Price or the Highest Equivalent Price (as these terms are hereinafter defined) paid by such Acquiring Person in acquiring any of its holdings of Voting Stock, and (b) the Fair Market Price (as hereinafter defined) of such class of Voting Stock determined on the date the proposal for such Business Combination was first publicly announced, and such consideration shall be in the same form and of the same kind as the consideration paid by such Acquiring Person in acquiring the shares of Voting Stock already acquired by it. If the Acquiring Person had paid for shares of Voting Stock with varying forms of consideration, the form of consideration to be received by the holders of Voting Stock shall be the form used to acquire the largest number of shares of Voting Stock acquired by such Acquiring Person.

                                   SECTION II

                                   DEFINITIONS

                For purposes of this Article TWELFTH:

                         1. Business Combination. The term "Business
Combination" shall mean (a) any merger or consolidation of the corporation or a subsidiary of the corporation with or into an Acquiring Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, in a single transaction or related series of transactions, of all or any Substantial Part (as hereinafter defined) of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the corporation to an Acquiring Person, (c) any merger or consolidation of an Acquiring Person with or into the corporation or a subsidiary of the corporation, (d) any sale lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, in a single transaction or related series of transactions, of all or any Substantial Part of the assets of an Acquiring Person to the corporation or a subsidiary of the corporation, (e) the issuance of any securities of the corporation or a subsidiary of the corporation to an Acquiring Person, (f) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of an Acquiring Person, (g) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed, directly or indirectly, by or on behalf of an Acquiring Person, (h) any merger or consolidation of the corporation with a subsidiary of the corporation proposed by or on behalf of an Acquiring Person, unless the surviving or consolidated corporation, as the case may be, has a provision in its certificate of incorporation substantially identical to this Article TWELFTH, (i) any agreement, contract or other arrangement providing for any of the transactions described in this definition of

Business Combination, and (j) any other transaction with an Acquiring Person which requires the approval of the stockholders of the corporation under the General Corporation Law of Delaware. A person who is an Acquiring Person as of
(x) the time any definitive agreement relating to a Business Combination is entered into, (y) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or (z) immediately prior to the consummation of a Business Combination, shall be deemed an Acquiring Person for purposes of this definition.

                2. Acquiring Person. The term "Acquiring Person" shall mean and include any individual, corporation (other than the corporation), partnership or other person or entity which, together with its Affiliates and Associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at March 30, 1984, collectively, and as so in effect, the "Exchange Act"), and with any other individual, corporation (other than the corporation), partnership or other person or entity with which it or they have any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of Voting Stock, Beneficially Owns (as defined in Rule 13d-3 of the Exchange Act) in the aggregate 5% or more of the outstanding Voting Stock of the corporation. A person or entity, its Affiliates and Associates and all such other persons or entities with whom they have any such agreement, arrangement or understanding shall be deemed a single Acquiring Person for purposes of this Article TWELFTH. For purposes of this Article, the Board of Directors shall have the power to determine, on the basis of information known to the Board, if and when there is an Acquiring Person. Any such determination shall be conclusive and binding for all purposes of this Article.

                3. Substantial Part. The term "Substantial Part" shall mean an amount equal to more than 10% of the fair market value of the total consolidated assets of the corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

                4. Rights to Acquire. Without limitation, any share of Voting Stock of the corporation that any Acquiring Person has the right to acquire at any time (notwithstanding that Rule 13d-3 of the Exchange Act deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Acquiring Person and to be outstanding for purposes of Paragraph 2 of this Section II.

                5. Other Consideration to Be Received. For the purposes of
Section I of this Article TWELFTH, the term "Other Consideration to be Received" shall include, without limitation, Common Stock, Preferred Stock or other capital of the corporation retained by its existing stockholders other than the Acquiring Person with which or by or on whose behalf, directly or indirectly, a Business Combination has been proposed or other parties to such Business Combination in the event of a Business Combination in which the corporation is the surviving corporation.

                6. Voting Stock. The term "Voting Stock" shall mean all of the outstanding shares of capital stock of the corporation entitled to vote in elections of directors (considered for this purpose as one class), and each reference to a percentage of shares of Voting Stock shall refer to such percentage of the votes entitled to be cast by such shares.

                7. Time of Acquisition. An Acquiring Person shall be deemed to have acquired shares of the Voting Stock of the corporation at the time when such

Acquiring Person became the Beneficial Owner thereof. The price paid by an Acquiring Person for such shares held by a person or entity at the time it became part of such Acquiring Person shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by such person or entity and (b) the market price of the shares in question at the time when such person or entity became part of such Acquiring Person.

                8. Highest Per Share Price; Highest Equivalent Price. The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Article TWELFTH shall mean the following: If there is only one class of capital stock of the corporation issued and outstanding, the Highest Per Share Price shall mean the highest per share price that can be determined to have been paid at any time by the Acquiring Person by or on whose behalf, directly or indirectly, the Business Combination has been proposed for any share or shares of that class of capital stock. If there is more than one class of capital stock of the corporation issued and outstanding, the Highest Equivalent Price shall mean, with respect to each class and series of capital stock of the corporation, the highest per share price equivalent of the highest price that can be determined to have been paid at any time by such series of capital stock of the corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by an Acquiring Person shall be taken into account regardless of whether the shares were purchased before or after the Acquiring Person became an Acquiring Person. Also the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Acquiring Person with respect to the shares of capital stock of the corporation acquired by the Acquiring Person. The Highest Per Share Price and the Highest Equivalent Price shall be appropriately adjusted to take into account stock dividends, subdivisions, combinations and reclassifications.

                9. Fair Market Price. The term "Fair Market Price" shall mean for any class of Voting Stock the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such class of Voting Stock on the American Stock Exchange, or, if such class of Voting Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such class of Voting Stock is listed, or, if such class of Voting Stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such class of Voting Stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock.

                                   SECTION III

                                    AMENDMENT

        The provisions set forth in this Article TWELFTH may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than four-fifths of the outstanding shares of Voting Stock of the corporation at a meeting of the stockholders duly called for the consideration of such amendment, alteration, change or repeal, provided, however, that if such action has been proposed, directly or indirectly, on behalf of an Acquiring Person, it must also be approved by the affirmative vote of the holders of not less than four-fifths of the outstanding shares of Voting Stock held by the stockholders other than such Acquiring Person.

                                   SECTION IV

                                  NON-EXCLUSIVE

        The provisions set forth in this Article TWELFTH are in addition to the provisions set forth in Article NINTH of this certificate of incorporation.

                THIRTEENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction for which the director derived an improper personal benefit. The foregoing shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date this Article becomes effective.

                Signed and attested to on November ___, 1996.

                                         _______________________________________
                                         Victor Liss, Vice Chairman of the Board

Attest:

________________________
Angela Toppi, Secretary

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              TRANS-LUX CORPORATION

                       (UNDER SECTION 245 OF THE DELAWARE
                            GENERAL CORPORATION LAW)



WEISMAN CELLER SPETT & MODLIN, P.C.
445 PARK AVENUE, 15TH FLOOR
NEW YORK, NEW YORK  10022